INDEPENDENT AUDITORS' CONSENT

The Board of Directors
eVision USA.Com, Inc.:


We consent to the incorporation by reference in this Registration Statement of eVision USA.Com, Inc. on Form S-8 of our report dated December 21, 1999, appearing in the Annual Report on Form 10-K of eVision USA.Com, Inc. for the year ended September 30, 1999.



/s/ DELOITTE & TOUCHE LLP
Denver, Colorado



February 7, 2000